SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. _)


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- --------------------------------------------------------------------------------

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                     The New America High Income Fund, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                    THE NEW AMERICA HIGH INCOME FUND, INC.
                       10 Winthrop Square, Fifth Floor
                         Boston, Massachusetts 02110

                            --------------------

               SUPPLEMENT TO AUGUST 29, 1996 PROXY SOLICITATION
                       SPECIAL MEETING OF STOCKHOLDERS
                               October 15, 1996

                            --------------------

   This supplement is being circulated to stockholders entitled to vote at the October 15, 1996 Special Meeting of the Stockholders (the "Special Meeting") of The New America High Income Fund, Inc. (the "Fund") to supply the text of the proposed amendment to the Fund's Charter (the "Proposed Amendment") discussed in the August 29, 1996 proxy statement relating to the Special Meeting (the "Proxy Statement"). The text of the Proposed Amendment appears below as Exhibit A and should be read in conjunction with and considered part of the Proxy Statement.

   This supplement also serves to confirm that the Special Meeting will be held at the Goodwin, Procter & Hoar LLP Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109 at 9:30 A.M. on October 15, 1996 to consider approval by stockholders of the Proposed Amendment and to transact such other business as may properly come before the Special Meeting and any adjournments thereof. These matters may be acted upon at the Special Meeting or any adjournments thereof. The close of business on August 27, 1996 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

   If you have already returned a proxy card, your shares will be voted in accordance with the instructions marked thereon; however, you may change the manner in which your shares are voted by completing the enclosed proxy card and returning it in the enclosed envelope, which needs no postage if mailed in the United States. If you have not already returned a proxy card, you may use either the enclosed proxy card or the proxy card enclosed with the Proxy Statement to vote your shares at the Special Meeting.

                                      By Order of the Board of Directors
                                      Richard E. Floor
                                      Secretary

September 11, 1996
Boston, Massachusetts
                                                        (continued on reverse)

                                  EXHIBIT A
   Part I, Section 6(j) of the Articles Supplementary of the Fund's Charter
                 [language to be deleted appears in brackets]

"(j) The Board of Directors, without the vote or consent of any holder of the Preferred Stock, including the ATP, or any other stockholder of the Corporation, may from time to time amend, alter or repeal any or all of the definitions of the terms or provisions listed below [in connection with obtaining or maintaining one or more ratings with respect to the ATP], and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of ATP or the Holders thereof, provided that the Board of Directors receives written confirmation from Moody's (if Moody's is then rating the ATP) and Fitch (if Fitch is then rating the ATP) (with such confirmation in no event being required to be obtained from a particular rating agency in the case of the definitions relevant only to and adopted in connection with the rating of the ATP, if any, by any other rating agency) that such amendment, alteration or repeal would not impair the rating then assigned by Moody's or Fitch, respectively. In addition, the Board of Directors, without the vote or consent of any Holder of the Preferred Stock, including the ATP, or any other stockholder of the Corporation, may from time to time adopt, amend, alter or repeal any or all of any additional or other definitions or add covenants and other obligations of the Corporation (e.g., maintenance of minimum liquidity level) or confirm the applicability of covenants and other obligations set forth herein in connection with obtaining or maintaining the rating of Moody's, Fitch or any Other Rating Agency with respect to the ATP, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the ATP or the Holders thereof, provided the Board of Directors receives written confirmation from the relevant rating agency (such confirmation in no event being required to be obtained from a particular rating agency with respect to definitions or other provisions relevant only to another rating agency's rating) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such rating agency.

Definitions and Provisions Subject to Change by Director Action:

   ATP Basic Maintenance Amount             Minimum Applicable Rate
   ATP Basic Maintenance Certificate        Moody's Discount Factor
   Asset Coverage Cure Date                 Moody's Eligible Assets
   Deposit Securities                       Moody's Industry Classification
   Discounted Value                         1940 Act Asset Coverage Cure Date
   Exposure Period                          1940 Act ATP Asset Coverage
   Fitch Discount Factor                    Volatility Factor
   Fitch Eligible Assets                    Short Term Money Market Instruments
   Fitch Industry Classification
   Market Value
   Maximum Applicable Rate


Last Paragraph of Section 12

In addition, the Board of Directors may amend the definition of Maximum Applicable Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Applicable Rate shown therein without the vote or consent of the holders of the shares of the Preferred Stock, including the ATP, or any other stockholder of the Corporation, and without receiving any confirmation from any rating agency after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the ATP Basic Maintenance Amount."